UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2008 (November 10, 2008)

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Non-Employee Director Compensation Summary

On November 9, 2008, pursuant to its Committee Charter, the Compensation Committee of the Board of Directors of Massey Energy Company (the “Company”) conducted its annual review of the Company’s Non-Employee Director Compensation Summary that summarizes the compensation payable to the non-employee directors and recommended to the Governance and Nominating Committee changes to the compensation payable to non-employee directors set forth in the Non-Employee Director Compensation Summary.

On November 10, 2008, upon the recommendation of the Governance and Nominating Committee, the Board of Directors approved changes to the Non-Employee Director Compensation Summary applicable to non-employee directors after November 10, 2008. Non-employee directors may choose to receive their annual equity grant in any proportion of restricted stock and/or stock options, as elected in the sole discretion of the director. Previously, the annual grant was given in the form of restricted stock only. In addition, non-employee directors will be entitled to an annual physical, at the election of the director. Finally, the Company will make available, at the election of the director, secondary supplemental health insurance. The Massey Energy Company Non-Employee Director Compensation Summary, as amended and restated, is effective as of November 10, 2008 and is attached hereto as Exhibit 10.1 and is hereby incorporated into this Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Officer

On November 10, 2008, the Board of Directors promoted Baxter F. Phillips, Jr., 62, from the office of Executive Vice President and Chief Administrative Officer to the office of President.

Prior to his promotion to President, Mr. Phillips was the Company’s Executive Vice President and Chief Administrative Officer since November 2004. He previously served as Senior Vice President and Chief Financial Officer from September 2003 to November 2004, and as Vice President and Treasurer from October 2000 to August 2003. Mr. Phillips joined the Company in 1981 and has also served in the roles of Corporate Treasurer, Manager of Export Sales and Corporate Human Resources Manager, among others.

In conjunction with the promotion of Mr. Phillips, Don L. Blankenship’s title was changed from Chairman, Chief Executive Officer and President, to Chairman and Chief Executive Officer.

Mr. Phillips’ Employment and Change in Control Agreement

On November 10, 2008, Mr. Phillips entered into an Employment and Change in Control Agreement with the Company, effective November 1, 2008 (the “Agreement”). The Agreement provides for an initial three-year term, during which Mr. Phillips will be entitled to:

•	a minimum base salary of $650,000, subject to increase by the Board of Directors, as its deems appropriate;

•	an annual cash bonus award with a target amount equal to no less than 60%, 70% and 80% of his base salary for the Company’s 2009, 2010 and 2011 fiscal years, respectively;

•	a one-time award of 18,000 shares of restricted stock, 11,340 restricted units and 75,000 non-qualified stock options, vesting in equal installments over three (3) years;

•

an annual retention cash award of $200,000 to be paid on each of July 31, 2009, July 31, 2010, and July 31, 2011, provided Mr. Phillips remains continuously employed by the Company through each of the respective payment dates; and

•	life insurance, D&O insurance, medical and other standard benefits and perquisites provided to senior executives from time to time.

In the event Mr. Phillips’ employment with the Company ceases at any time during the term of the Agreement but he remains a member of the Board, Mr. Phillips’ vesting under all restricted stock and restricted unit awards then outstanding will thereafter include in the basis for vesting any continuous service as a member of the Board (whether or not Mr. Phillips remains an employee of the Company) and no forfeiture of the awards shall occur by reason of his cessation of employment so long as he remains a member of the Board.

The Agreement also sets forth various rules applying to the determination of creditable service and compensation taken into account in determining covered compensation and average compensation for benefit accrual purposes for Mr. Phillips under the defined benefit provisions of the Company’s non-qualified supplemental benefit plan.

In the event that Mr. Phillips’ employment with the Company is terminated: (i) involuntarily within two (2) years after a Change in Control (as defined in the Agreement), (ii) for any reason other than for Cause (as defined and determined pursuant to the Agreement) within three (3) months prior to a Change in Control, (iii) at the request of a third party who effects a Change in Control within 12 months following Mr. Phillips’ termination, (iv) by Mr. Phillips after a potential Change in Control but before an actual Change in Control and is considered a Constructive Termination Associated with a Change in Control (as defined in the Agreement), or (v) for any reason other than for Cause, Mr. Phillips’ death, Disability (as defined in the Agreement) or Mr. Phillips’ voluntary termination of employment under circumstances other than termination associated with a Change in Control, then Mr. Phillips will be entitled to:

•	a lump sum cash payment equal to 2.5 times Mr. Phillips’ Base Salary;

•	a lump sum cash payment equal to 2.5 times Mr. Phillips annual cash bonus target;

•	a pro rated payment of Mr. Phillips’s annual cash bonus target for the year in which he is terminated;

•	any award under the Company’s long-term cash and equity incentive program, which by its terms vests in connection with a Change in Control; and

•	medical and dental coverage for a period of 24 months following his termination, or a cash payment in lieu thereof.

Notwithstanding the foregoing, the sum of the maximum amount payable to Mr. Phillips in connection with a Change in Control is limited to 2.99 times the sum of Mr. Phillips Base Salary and his Bonus (as defined in the Agreement).

The Agreement further provides that if Mr. Phillips’ employment with the Company ceases on account of Disability, Mr. Phillips will be entitled to receive disability benefits under the Company’s disability benefit program(s) and any payment or benefit otherwise expressly provided under the Agreement.

If Mr. Phillips’ employment with the Company ceases on account of his death, Mr. Phillips’ estate will be entitled to receive the benefits under the Company’s death benefit program(s) and any benefit otherwise expressly provided to him under the Agreement. In addition, the Company would pay to Mr. Phillips’ estate 2.5 times the sum of Mr. Phillips’ base salary of $650,000 and his annual cash bonus target amount, with such payments made in six (6) equal monthly payments beginning the month after the month in which Mr. Phillips dies.

Any payment or benefit that is provided pursuant to or in connection with the Agreement that is considered to be nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, will be provided and paid in a manner as complies with the applicable requirements of Section 409A.

Subject to certain exceptions, the Company will also pay Mr. Phillips a gross-up payment, in the event any payment or benefit becomes subject to excise tax under Internal Revenue Code Section 4999, such that after payment of all taxes, including on the gross-up payment, Mr. Phillips retains an amount of the gross-up payment equal to such aggregate excise taxes.

The Agreement also provides for confidentiality obligations during and following Mr. Phillips’ employment and includes non-competition and non-solicitation provisions that are effective during, and for one year following, his employment. If Mr. Phillips’ employment with the Company has been terminated in relation to a Change in Control, and if Mr. Phillips’ breaches any of his confidentiality, non-competition or non-solicitation provisions, he forfeits all amounts or benefits due or already paid to him in connection with a Change in Control.

The foregoing is a summary of the material terms of the Agreement and does not purport to be complete, and is qualified in its entirety by the Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 5.02.

Salary Changes of Named Executive Officers

In conjunction with its review of the 2009 LTI Program, the Compensation Committee conducted its annual salary review of the executive officers who were named in the Company’s 2008 Proxy Statement, other than Mr. Blankenship whose annual salary is set forth in a the letter agreement dated November 13, 2007 between the Company and Mr. Blankenship (the “Letter Agreement”), (the “Named Executive Officers”), and other key employees and recommended to the Board of Directors that certain changes be made. On November 10, 2008, the Board of Directors approved the recommendations of the Compensation Committee. The salaries of the Named Executive Officers whose salaries will be adjusted are as follows:

Name	Title	Annual Salary(1)
Baxter F. Phillips, Jr.	President	$650,000
John C. Adkins	Senior Vice President and Chief Operating Officer	$450,000
Michael K. Snelling	Vice President – Surface Operations / Massey Coal Services, Inc.	$340,000

(1)	Salaries are effective January 1, 2009, with the exception of Mr. Phillips’ salary, which was effective November 1, 2008.

2009 Long Term Incentive Award Program

On November 9, 2008, the Compensation Committee of the Company’s Board of Directors approved, and on November 10, 2008, the Board of Directors ratified, the terms and conditions of the Company’s 2009 Long Term Incentive Award Program (the “2009 LTI Program”) and the participants included in such program. The 2009 LTI Program grants varying amounts of stock options, restricted stock, restricted units and cash incentive awards to the Named Executive Officers and other key employees of the Company. Stock options, restricted stock, restricted units and cash incentive awards are granted under the Company’s 2006 Stock and Incentive Compensation Plan, as amended from time to time (the “2006 Plan”).

Pursuant to the terms of the 2009 LTI Program, one-third of the grant of stock options shall vest and become exercisable annually on each November 10 beginning in 2009. Any unvested amounts shall vest and become immediately exercisable upon (i) termination by reason of retirement, death or permanent and total disability, as determined in accordance with the Company’s applicable personnel policies or (ii) if any participant’s employment is terminated by the Company or an affiliate of the Company without Cause (as defined in the form of stock option agreement) within two years following a Change in Control of the Company (as defined in the 2006 Plan). A form of stock option agreement for the Named Executive Officers is attached hereto as Exhibit 10.3 and is hereby incorporated into this Item 5.02.

One-third of the grants of restricted stock shall vest and become free of restrictions annually on each November 10 beginning in 2009. One-third of the grants of restricted units shall vest and become payable in cash annually on each November 10 beginning in 2009. Any unvested amounts of restricted stock and restricted units shall vest and become immediately transferable upon (i) termination by reason of death or permanent and total disability, as determined in accordance with the Company’s applicable personnel policies or (ii) if any participant’s employment is terminated by the Company or an affiliate of the Company without Cause

(as defined in the form of restricted stock agreement) within two years following a Change in Control of the Company (as defined in the 2006 Plan). A form of restricted stock agreement and a form of restricted unit agreement for the Named Executive Officers are attached hereto as Exhibits 10.4 and 10.5, respectively, and are hereby incorporated into this Item 5.02.

The grants of cash incentive awards shall be paid on or about March 31, 2012 if certain performance targets are met for fiscal years 2009, 2010 and 2011 (the “Earnout Period”), based on earnings before taxes (EBT) or earnings before interest, taxes, depreciation and amortization (EBITDA), depending upon the category in which an executive officer is placed. The cash incentive awards for all of the Named Executive Officers, except for Mr. Phillips, as well as for certain other executive officers are based upon EBT and the cash incentive awards for all other recipients are based upon EBITDA. In lieu of being granted a cash incentive award if certain performance targets are met, Mr. Phillips requested and the Board of Directors approved that the value of Mr. Phillips’ cash incentive award target be made in restricted stock. A form of cash incentive award agreement based on EBT and a form of cash incentive award agreement based on EBITDA are attached hereto as Exhibits 10.6 and 10.7, respectively, and are hereby incorporated into this Item 5.02. The target amounts shall be payable if the participant’s employment is terminated without Cause (as defined in the cash incentive award agreements) on or after November 10, 2008 through the Earnout Period by the Company or an affiliate of the Company within two years after a Change in Control of the Company (as defined in the 2006 Plan) that occurs on or after November 10, 2008 through the Earnout Period. If participant’s employment is terminated during the Earnout Period as a result of death or permanent and total disability, then the participant will be entitled to a pro rata portion of the incentive cash award which ultimately becomes payable based upon the period of the participant’s employment during the Earnout Period. The Compensation Committee will determine whether the financial targets have been achieved for such period.

2009 Bonus Program

On November 9, 2008 the Compensation Committee of the Company’s Board of Directors approved, and on November 10, 2008 the Board of Directors ratified, the terms of the 2009 Bonus Program (the “2009 Bonus Program”). The 2009 Bonus Program provides a cash target award to key employees of the Company and the Named Executive Officers, with the exception of Don L. Blankenship whose annual bonus is set forth in the Letter Agreement.

The cash target awards are based on Company performance, individual performance, and for selected participants, performance goals specifically tailored to a participant’s job function and oversight responsibilities. For participants without specifically tailored performance goals, 75% of the cash target award is based on the achievement of certain levels of earnings before interest and taxes (“EBIT”) for fiscal year 2009 and 25% of the cash target award is based on the discretion of the Compensation Committee. For participants with specific performance goals, 50% of the cash target award is tied to specific performance criteria set by the Compensation Committee, 25% is tied to the achievement of certain levels of EBIT set by the Compensation Committee, and 25% is based on the discretion of the Compensation Committee. Depending on whether the Company performance targets and, for those with specifically tailored performance goals, specific performance criteria targets, are met, or to what degree the targets are exceeded, and depending on whether the Compensation Committee makes a discretionary award to a participant, a participant may not receive a cash award at all or may receive up to a maximum of two times his or her cash target award.

The criteria selected for specific performance goals under the 2009 Bonus Program may include safety performance, earnings per share, net coal sales, tons acquired, tons shipped, reduction of cash costs per ton, reduction of produced labor cost per ton, productivity of continuous miners (in terms of feet per shift), productivity of longwalls (in terms of feet of retreat per longwall per day), surface mining productivity (in terms of produced tons released and tons per man hour), idled asset sales, financial liquidity, medical costs containment. The criteria selected for specific performance goals under the 2009 Bonus Program shall be set before the end of the fiscal year. The Compensation Committee shall set low, mid, and high targets for each of the foregoing criteria. Each of the Named Executive Officers shall be provided with specific performance goals once they have been set.

The cash bonus target awards approved for the Named Executive Officers for 2009, other than Mr. Blankenship, whose annual bonus is set forth in the Letter Agreement, are as follows:

Name	Target Bonus Award
Baxter F. Phillips, Jr.	$390,000
J. Christopher Adkins	$390,000
Michael K. Snelling	$210,000
Eric B. Tolbert	$70,000

2009 Cash Incentive Awards for Mr. Blankenship

Mr. Blankenship’s 2009 cash incentive awards are made pursuant to the Letter Agreement. The performance objectives set by the Compensation Committee for Mr. Blankenship’s cash incentive bonus awards for 2009 include targeted levels of performance based on: earnings before interest and taxes, produced tons, productivity by mining type (e.g. continuous miners and surface), shipments, reduction in environmental violations, non-fatal days lost safety rate, successorship development for key executive positions, employee retention, and employee diversity. The target payout for Mr. Blankenship’s cash incentive bonus established in the Letter Agreement is $900,000. The performance objectives set by the Compensation Committee for Mr. Blankenship’s 2009 performance-based restricted units awards and the 2009 performance-based cash incentive awards include targeted levels of performance based on: earnings before interest and taxes, produced tons sold, non-fatal days lost safety rate, and productivity by mining type (e.g. continuous miners, longwalls and surface).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 10, 2008, the Board of Directors, upon the recommendation of the Governance and Nominating Committee, approved amendments to the Company’s Bylaws. The amendments include modification of (i) the advance notice provisions (Sections 2.04 and 3.04), which require stockholders who wish to conduct business or nominate directors at the annual meeting or a special meeting to provide advance notice to the Company, to include enhanced documentary and other disclosure requirements and (ii) the provisions relating to the conduct of stockholders’ meetings, including determination of compliance with the advance notice requirements (Section 2.04).

The amendments also added a requirement (Section 3.02) for each director and nominee for election as a director to deliver to the Company’s Secretary a written questionnaire with respect to the director’s or nominee’s background and qualification and a representation and agreement (the “Director Agreement”). The Director Agreement requires directors and nominees to disclose certain types of voting commitments and compensation arrangements and a representation that the director or nominee, if elected, would be in compliance with all of the Company’s applicable corporate governance, conflict of interest, confidentiality, securities ownership and trading policies and guidelines, and also provides for the immediate resignation of a director if such person is found by a court of competent jurisdiction to have breached the Agreement in any material respect.

Furthermore, the amendments also add a new requirement (new Section 2.10) for stockholders and beneficial owners to disclose their beneficial ownership of the Company’s stock (including an expanded definition of beneficial ownership that includes total return swaps and other derivatives) whenever their beneficial ownership interest reaches or exceeds 7.5%. This requirement is in addition to any disclosure requirements under applicable securities laws. If a stockholder or beneficial owner (together with those acting in concert with or on behalf of any of them) does not comply with this new continuous beneficial ownership obligation during the applicable timeframe and the enhanced advance notice disclosure requirements, they will be ineligible to nominate directors or put any other proposal forward at the next annual stockholder meeting (or any special meeting occurring prior to the next annual meeting). The Restated Bylaws, as amended as of November 10, 2008 are attached hereto as Exhibit 3.2.

Item 8.01. Other Events

Announcement of 2009 Annual Stockholders’ Meeting

The Company’s 2009 Annual Stockholders’ Meeting will be held on May 19, 2009, at 9:00 a.m. E.T. in Richmond, Virginia at the Jefferson Hotel.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.2	Restated Bylaws, as amended as of November 10, 2008.

10.1	Massey Energy Company Non-Employee Director Compensation Summary (as Amended and Restated Effective November 10, 2008)

10.2	Employment and Change in Control Agreement between Massey Energy Company and Baxter F. Phillips, Jr., effective November 10, 2008.

10.3	Form of stock option agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.4	Form of restricted stock agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.5	Form of restricted unit agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.6	Form of cash incentive award agreement based on earnings before taxes under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.7	Form of cash incentive award agreement based on earnings before interest, taxes, deprecation and amortization under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: November 14, 2008	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Vice President and Corporate Secretary

Exhibit Index

Exhibit Number	Description of Exhibit
3.2	Restated Bylaws, as amended as of November 10, 2008.

10.1	Massey Energy Company Non-Employee Director Compensation Summary (as Amended and Restated Effective November 10, 2008)

10.2	Employment and Change in Control Agreement between Massey Energy Company and Baxter F. Phillips, Jr., effective November 10, 2008.

10.3	Form of stock option agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.4	Form of restricted stock agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.5	Form of restricted unit agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.6	Form of cash incentive award agreement based on earnings before taxes under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.7	Form of cash incentive award agreement based on earnings before interest, taxes, deprecation and amortization under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.